Exhibit 10.35(2)

AMENDMENT TO THE
PULSE ELECTRONICS CORPORATION
2012 OMNIBUS INCENTIVE COMPENSATION PLAN

The Pulse Electronics Corporation 2012 Omnibus Incentive Compensation Plan (the “2012 Plan”) is hereby amended as set forth below, effective April 25, 2014, subject to stockholder approval:

I.

Section 4.1(b) of the 2012 Plan is hereby amended to read as follows:

Section 4.1            Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery under the Plan shall be 1.5 million, including Shares delivered pursuant to the exercise of Incentive Stock Options granted hereunder.

If any Shares subject to an Award granted hereunder (other than a Substitute Award granted pursuant to Section 5.6.(b)) are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. For avoidance of doubt, however, if any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. Moreover, the number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options granted hereunder. Upon settlement of an SAR, the number of Shares underlying the portion of the SAR that is exercised will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

II.

Except as set forth herein, the Plan shall remain in full force and effect.